Exhibit 24(c)
OMNIBUS POWERS OF ATTORNEY

September 15, 2021

Each person whose signature appears below authorizes each of Nigel Crawford, Estelle Diggin, and Nicolas Papaioannou or any of them as his or her attorney-in-fact and agent, acting individually with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, a Registration Statement on Form S-3 and any amendments, including post-effective amendments, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

The granting of this power of attorney shall be governed by and construed in accordance with the laws of Luxembourg. This Power of Attorney be governed by the laws of Luxembourg and the Luxembourg Courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

This power of attorney shall be in full force and effect from the date upon which this power of attorney is granted and shall extend for a term of three (3) years from the effective date of the Registration Statement. As from such date, it will cease to be effective and enforceable before third parties.

This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the date first written above.

[Balance of Page Intentionally Blank]

Eaton Controls (Luxembourg) S.à r.l. and Eaton Technologies (Luxembourg) S.à r.l. each duly represented by:

/s/ Grégory Dujardin
Grégory Dujardin,
acting as Manager and authorized signatory

/s/ Ian Bryce Yule
Ian Bryce Yule,
acting as Manager and authorized signatory

/s/ Johannes Vosman
Johannes Vosman,
acting as Manager and authorized signatory

/s/ Craig Arnold
Craig Arnold,
acting as Principal Executive Officer

/s/ Thomas B. Okray
Thomas B. Okray,
acting as Principal Financial Officer

/s/ Daniel R. Hopgood
Daniel R. Hopgood,
acting as Principal Accounting Officer

[Signature Page to Omnibus Powers of Attorney for Luxembourg Entities]

Schedule A – Registrants

1.
Eaton Controls (Luxembourg) S.à r.l.
société à responsabilité limitée
Share Capital: USD 188,933,679.-
Registered office: 12, Rue Eugène Ruppert, L-2453
Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 9145

2.
Eaton Technologies (Luxembourg) S.à r.l.
société à responsabilité limitée
Share Capital: USD 1,000,090.-
Registered office: 12, Rue Eugène Ruppert, L-2453
Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 172.818

EATON CONTROLS (LUXEMBOURG) SARL
EATON TECHNOLOGY (LUXEMBOURG) SARL
(the "Companies")

CERTIFICATE

The undersigned, Gregory Dujardin, as Director of the Companies, DOES HEREBY CERTIFY THAT the resolutions attached as Annex A hereto are true and correct copies of the resolutions excerpted from the Unanimous Written Consents of the Board of Directors or Board of Managers, as applicable, of each of the Companies, respectively (collectively, the "Consents"); and such Consents were duly adopted on the dates set forth in Annex A, and the resolutions therein are in full force and effect on the date hereof.

WITNESS my hand and the seal of the Company this 15th day of September 2021.

/s/ Gregory Dujardin
Gregory Dujardin
Director

ANNEX A

Excerpt from the Unanimous Written Consent
of the Board of Directors of Eaton Controls (Luxembourg) Sarl
on September 8, 2021

Third Resolution. The Board resolves that each Manager or officer of the Company that may be required to execute the Shelf Registration Statement or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Company, or as Manager or officer of the Company, or otherwise) acting individually, with full power of substitution, be, and hereby is, authorized to execute an Omnibus Power of Attorney appointing Nigel Crawford, Estelle Diggin and Nicolas Papaioannou, each acting individually, his or her attorneys-in-fact, each with power of substitution and resubstitution, in their names and in their capacities as Managers or officers of the Company, to sign the Shelf Registration Statement, any and all amendments and supplements thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to perform, in the name of and on behalf of each of the said Managers or officers who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or advisable to be done in connection therewith as fully for all intents and purposes as such Managers or officers could do in person.

Excerpt from the Unanimous Written Consent of
the Board of Managers of Eaton Technology (Luxembourg) Sarl
on September 8, 2021

Third Resolution. The Board resolves that each Manager or officer of the Company that may be required to execute the Shelf Registration Statement or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Company, or as Manager or officer of the Company, or otherwise) acting individually, with full power of substitution, be, and hereby is, authorized to execute an Omnibus Power of Attorney appointing Nigel Crawford, Estelle Diggin and Nicolas Papaioannou, each acting individually, his or her attorneys-in-fact, each with power of substitution and resubstitution, in their names and in their capacities as Managers or officers of the Company, to sign the Shelf Registration Statement, any and all amendments and supplements thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to perform, in the name of and on behalf of each of the said Managers or officers who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or advisable to be done in connection therewith as fully for all intents and purposes as such Managers or officers could do in person.

A-1